DEFERRED SHARE AWARD AGREEMENT

This Deferred Share Award Agreement (the “Agreement”) is effective as of May 18, 2011 by and between AMR Corporation, a Delaware corporation (the “Corporation”), and [FIRST NAME LAST NAME], employee number [EMPLOYEE NUMBER] (the “Grantee”), an officer or key employee of one of the Corporation’s Subsidiaries.

WHEREAS, pursuant to the AMR Corporation 2009 Long Term Incentive Plan (as amended, the “LTIP”), the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”) has determined that the Grantee is an officer or key employee and has further determined to make an award of deferred stock from and pursuant to the LTIP to the Grantee as an inducement for the Grantee to remain an employee of one of the Corporation’s Subsidiaries.

NOW, THEREFORE, the Corporation and the Grantee hereby agree as follows:

1.	Grant of Award.

Subject to the terms and conditions of this Agreement, the Grantee is hereby granted an award (the “Award”) effective as of May 18, 2011 (the “Grant Date”), in respect to [NUMBER] shares of the Corporation’s Common Stock (the “Shares”).  Subject to the terms and conditions of this Agreement, the Award will vest, if at all, in accordance with Section 2 hereof, on May 19, 2014 (the “Vesting Date”).

2.	Vesting and Distribution.

The Award will vest, if at all, in accordance with the following terms and conditions:

(a) If the Employee is on the payroll of a Subsidiary that is wholly-owned, directly or indirectly, by the Corporation as of the Vesting Date, the Shares covered by the Award will be paid by the Corporation to the Employee on or about the Vesting Date.

(b) In the event the Grantee’s employment with one of the Corporation’s Subsidiaries is terminated prior to the Vesting Date due to the Grantee’s death, Disability, Retirement or termination not for Cause (each an “Early Termination”), subject to the second paragraph of Section 4, the Award will vest, if at all, on a pro-rata basis and will be paid to the Grantee (or, in the event of the Grantee’s death, the Grantee’s designated beneficiary for the purposes of the Award, or in the absence of an effective beneficiary designation, the Grantee’s estate).  The pro-rata basis will be a percentage where: (i) the denominator of which is 36, and (ii) the numerator of which is the number of months from the Grant Date through the month of Early Termination, inclusive.  The Award will be paid by the Corporation to the Grantee no later than 30 days after the Vesting Date, subject to Section 2(e) of this Agreement.  Notwithstanding the foregoing, in no event will a payment be provided to the Grantee unless and until the Grantee’s Retirement or termination not for Cause constitutes a “separation from service” for purposes of Treasury Regulation 1.409A-1(h) or successor guidance thereto.

(c) In the event of a Change in Control of the Corporation prior to the payment of the Award, such payment will be made within 60 days after the date of the Change in Control.  In such event, the Vesting Date will be the date of the Change in Control.

(d) Notwithstanding the terms of Sections 2(a), 2(b) and 2(c), the Award will be forfeited in its entirety if prior to the Vesting Date:

(i)	the Grantee’s employment with one of the Corporation’s Subsidiaries is terminated for Cause, or if the Grantee terminates such employment prior to his or her Retirement;

(ii)	the Grantee becomes an employee of a Subsidiary that is not wholly-owned, directly or indirectly, by the Corporation; or

(iii)	the Grantee takes a leave of absence without reinstatement rights.

(e) Notwithstanding the third sentence of Section 2(b) above, if the Grantee is a “specified employee” pursuant to Treasury Regulation 1.409A-1(i) or successor guidance thereto, any payment on account of his or her Retirement or termination not for Cause shall be delayed until following the earlier of: (i) the sixth month anniversary of the date of separation from employment due to Retirement or termination not for Cause or (ii) the date of the Grantee’s death.

(f) To the extent the Award is otherwise payable pursuant to this Agreement and except as otherwise provided herein, such Award will be paid no later than 30 days after the Vesting Date; provided however, notwithstanding any provision in the LTIP to the contrary, in no event shall any such payment be made later than the end of the calendar year in which the Vesting Date occurs, or, if later, the 15th day of the third month following the Vesting Date.

(g) The Award shall be subject to the applicable federal, state, and local income and payroll taxes that are required to be withheld in connection with the payment of such Award.  The Grantee shall timely pay to the Corporation any and all such taxes.  The failure by the Grantee to pay timely such taxes will result in a withholding from any and all such payments from the Corporation or any Subsidiary to the Grantee in order to satisfy such taxes.

3.	Transfer Restrictions.

This Award is non-transferable, other than by will or by the laws of descent and distribution, and may not be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process.  Upon any attempt by the Grantee (or the Grantee’s successor in the interest after the Grantee’s death) to effect any such disposition, or upon the levy of any such process, the Award may immediately become null and void and of no further validity, at the discretion of the Committee.

4.	Miscellaneous.

This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Corporation, (b) shall be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Grantee.  Notwithstanding the foregoing, this Agreement may be amended from time to time without the written consent of the Grantee pursuant to Section 6 below and as permitted by the LTIP.  No contract or right of employment will be implied by this Agreement.

In the event the Grantee’s employment is terminated by reason of Retirement or termination not for Cause and the Grantee is subsequently employed by a competitor (as determined in the Committee’s discretion) of the Corporation or any of its Subsidiaries prior to the complete payment of the Award, the Corporation reserves the right, upon notice to the Grantee, to declare the Award forfeited and of no further validity.

In consideration of the Grantee’s privilege to receive the Award under this Agreement, the Grantee agrees: (i) not to disclose any trade secrets of, or other confidential or restricted information of the Corporation or any of its Subsidiaries to any unauthorized party; (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during or after his or her employment with any Subsidiary of the Corporation; and (iii) not to solicit any then current employees of any Subsidiary of the Corporation to join the Grantee at his or her new place of employment after such employment has terminated.  In addition to all other rights and remedies available to the Corporation, the failure by the Grantee to abide by the foregoing obligations shall result in his or her award being forfeited in its entirety.

The Grantee shall not have the right to defer any payment of the Award.  Except as provided in this Agreement, the Committee and Corporation will not accelerate the payment of any of the Award.

Notwithstanding anything in this Agreement to the contrary, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the Shares, to make substitutions for such Shares, all to the effect that the Grantee will receive cash or other marketable property of a value equivalent to what the Grantee would have received upon a payment of Shares.  Additionally, notwithstanding anything to the contrary contained in this Agreement, (i) any obligation of the Corporation to pay or distribute any Shares under this Agreement is subject to and conditioned upon the Corporation having sufficient stock in the LTIP  to satisfy all payments or distributions under this Agreement and the LTIP, and (ii) any obligation of the Corporation to pay or distribute cash or any other property under this Agreement is subject to and conditioned upon the Corporation having the right to do so without violating the terms of any covenant or agreement of the Corporation or any of its Subsidiaries.

Notwithstanding anything herein to the contrary, if the Grantee is or was the CEO or any other officer reporting directly to the CEO and the Committee determines that any such party has engaged in intentional misconduct that, in the opinion of the Committee, results in a financial restatement, then the Committee may require the Grantee to reimburse the Corporation, upon demand and in such form as the Committee shall specify, for the amount of compensation received under the terms of this Award by reason of such misconduct, to the extent payment of the Award was predicated on the achievement of metrics relating to any fiscal year affected by such financial restatement, and the level of achievement of such metrics would have been adjusted downward, in the opinion of the Committee, based on the data reported in the restatement.  This provision shall apply with respect to any compensation received under the terms of this Award in any of the four fiscal years preceding (or the fiscal year in which occurs) the date of the restatement.

To the extent the Award is forfeited, any and all rights of the Grantee under this Agreement shall cease and terminate with respect to such forfeited Award, or portion thereof, without any further obligation on the part of the Corporation.

This Award shall be subject to all the terms and provisions of the LTIP and the Grantee shall abide by and be bound by all rules, regulations and determinations of the Committee now or hereafter made in connection with the administration of the LTIP.  Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the LTIP.

5.	Adjustments in Awards.

In the event of a stock dividend, stock split, merger, consolidation, re-organization, re-capitalization or other change in the corporate structure of the Corporation, appropriate adjustments shall be made by the Corporation and the Committee to the Award.

6.	Section 409A Compliance.

This Agreement is intended to avoid, and not otherwise be subject to, the income inclusion requirements, interest and penalty taxes of Section 409A of the Code, and the regulations and other guidance issued thereunder, and shall be interpreted in a manner consistent with that intent.  Notwithstanding the foregoing, in the event there is a failure to comply with Section 409A of the Code, the Corporation and the Committee shall have the discretion to accelerate the time of payment of the Award, but only to the extent of the amount required to be included in income as a result of such failure.  Amendments to this Agreement and/or the LTIP may be made by the Corporation, without the Grantee’s consent, in order to ensure compliance with Section 409A of the Code and the regulations and other guidance issued thereunder.

7.	Securities Law Requirements.

Notwithstanding any provision in this Agreement to the contrary, the Corporation shall not be required to make any distribution of Shares pursuant to this Award during such period that the Corporation reasonably anticipates that such distribution will violate federal securities laws or other applicable law.  The Corporation may require the Grantee to furnish to the Corporation, prior to the issuance of any Shares hereunder, an agreement, in such form as the Corporation may from time to time deem appropriate, in which the Grantee represents that the Shares acquired by him or her hereunder are being acquired for investment and not with a view to the sale or distribution thereof.

IN WITNESS HEREOF, this Agreement is entered into as of the date first above written.

Grantee                                                                           AMR CORPORATION

______________________________                    __________________________
[NAME]                                                                           Kenneth W. Wimberly
                    Corporate Secretary

Deferred Shares
Officer Name	Number of Deferred Shares Granted
G.J. Arpey	336,000
I.D. Goren	73,850
T.W. Horton	185,550
D. P. Garton	142,950
R.W. Reding	129,650
G.F. Kennedy	73,850